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                                                                       EXHIBIT 8


                                  [LETTERHEAD]


                               September 18, 1997



The Board of Directors
Urban Shopping Centers, Inc.
900 North Michigan Avenue, Suite 1500
Chicago, Illinois 60611

            Re: Partnership Classification; Status as a Real Estate Investment Trust ("REIT"); Information in the Registration Statement under "FEDERAL INCOME TAX CONSIDERATIONS" and "CERTAIN UNITED STATES TAX CONSIDERATIONS FOR NON-U.S. STOCKHOLDERS"

Gentlemen:

         We have acted as special counsel to Urban Shopping Centers, Inc., a Maryland corporation (the "Company"), in connection with the registration of one or more series of preferred stock, par value $.01 per share (the "Preferred Stock"), depository shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock (the "Depository Shares"), common stock, par value $.01 per share (the "Common Stock"), warrants exercisable for Preferred Stock or Common Stock (the "Warrants"), rights to subscribe for and purchase the foregoing (the "Rights" and, together with the Preferred Stock, the Common Stock, the Depository Shares and the Warrants, the "Securities") with an aggregate public offering price of up to $250,000,000, all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus (the "Prospectus") which forms a part of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 18, 1997 (the "Registration Statement") and as may be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"). Unless otherwise specifically defined herein, all capitalized terms have the meanings assigned to them in the Registration Statement.

         In connection with the registration of the Securities, you have requested our opinions concerning (i) the treatment of Urban Shopping Centers, L.P. (the "Operating Partnership") as a



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Urban Shopping Centers, Inc.
September 18, 1997
Page 2


partnership for Federal income tax purposes, and not as an association taxable as a corporation; (ii) the qualification and taxation for Federal income tax purposes of the Company as a REIT; and (iii) the information in the Registration Statement under the headings "FEDERAL INCOME TAX CONSIDERATIONS" and "CERTAIN UNITED STATES TAX CONSIDERATIONS FOR NON-U.S. STOCKHOLDERS."

         In formulating our opinions, we have reviewed and relied upon the partnership agreement of the Operating Partnership, the Registration Statement, other documents and information provided by you, and such applicable provisions of law and other documents as we have considered necessary or desirable for purposes of the opinions expressed herein.

         In addition, we have relied upon the Company's certificate (the "Officer's Certificate"), executed by a duly appointed officer of the Company, setting forth certain representations relating to the organization and actual and proposed operation of the Company, the Operating Partnership, the Management Company and each of the partnerships in which the Operating Partnership will directly or indirectly hold an interest and which actually owns an interest in real property (the "Property Partnerships"). For purposes of our opinions, we have not made an independent investigation of the facts set forth in such documents, the Officer's Certificate, the partnership agreements for the Operating Partnership or the Property Partnerships, or the Registration Statement. We have, consequently, relied upon your representations that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts. No facts have come to our attention, however, that would cause us to question the accuracy or completeness of such facts or documents in a material way.

         In rendering these opinions, we have assumed that the transactions contemplated by the foregoing documents will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of such transactions. In addition, the opinions are based on the assumption that the Company, the Operating Partnership, the Management Company and the Property Partnerships have operated and will continue to each be operated in the manner described in the applicable partnership agreement or other organizational documents and in the Registration Statement, and all terms and provisions of such agreements and documents have been and will continue to be complied with. Our opinions expressed herein are based on the applicable laws of the States of Maryland and Delaware, the Code, Treasury regulations promulgated thereunder, and interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the date of this letter. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could adversely affect our conclusions.
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Urban Shopping Centers, Inc.
September 18, 1997
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         Based upon and subject to the foregoing, it is our opinion that:

         1. The Operating Partnership will be treated, for Federal income tax purposes, as a partnership, and not as an association taxable as a corporation.

         2. Beginning with the Company's taxable year ending December 31, 1993, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and the Company's actual and proposed method of operation, as described in the Registration Statement and as represented in the Officer's Certificate, has enabled it and will continue to enable it to satisfy the requirements for qualification as a REIT.

         3. The information in the Registration Statement under the headings "FEDERAL INCOME TAX CONSIDERATIONS" and "CERTAIN UNITED STATES TAX CONSIDERATIONS FOR NON-U.S. STOCKHOLDERS," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

         Other than as expressly stated above, we express no opinion on any issue relating to the Company, the Operating Partnership, any Property Partnership or to any investment therein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein and under the caption "FEDERAL INCOME TAX CONSIDERATIONS" in the Registration Statement.


                                                   Very truly yours,

                                                   /s/ Mayer, Brown & Platt

                                                   MAYER, BROWN & PLATT